Exhibit 23.5

CONSENT OF QUALIFIED PERSON

March 17, 2026

The undersigned hereby consents to

(i)	The filing of the technical report summary entitled “S-K 1300 Technical Report Summary Mineral Resources Estimate for the Aurora Uranium Project” (the “Technical Report Summary”), with effective date and signature date of December 17, 2025, that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (“Regulation S-K 1300”) in this Registration Statement of Eagle Nuclear Energy Corp. on Form S-1, including any amendment thereto, any related prospectus and any related prospectus supplement (the “Registration Statement”);
(ii)	The use of and reference to the name BBA USA Inc, including its status as an expert or “qualified person” (as defined in Regulation S-K 1300) in connection with the Technical Report Summary; and
(iii)	The use of and reference to any chapters, extracts, figures, charts, and/or other data from the Technical Report Summary, with proper reference to the Technical Report Summary.
Respectfully submitted,

BBA USA Inc.

/s/ BBA USA Inc.

Date: March 17, 2026